                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 11, 2002

                           SPECIAL METALS CORPORATION
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                      Delaware                      000-22029                      25-1445468
                 ------------------              ----------------        -----------------------------
          (State or Other Jurisdiction of          (Commission            (IRS Employer Identification
                   Incorporation)                  File Number)                     Number)

                           4317 Middle Settlement Road
                          New Hartford, New York 13413
                ------------------------------------------------
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (315) 798-2900
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Item 5.      Other Events.

             As previously reported on November 22, 2002, the Company entered into an agreement with its bank group, lead by Credit Lyonnais New York Branch, to amend the terms of its debtor in possession credit facility. The amendment, dated as of November 15, 2002, provides for, among other things, modified financial covenants, an increase in the letter of credit sublimit from $10 million to $15 million, and an extension of the termination date for the facility from April 30, 2003 to May 31, 2003. As part of the consideration for the amendment, as well as an earlier waiver dated as of October 31, 2002, the Company has agreed to make adequate protection payments totaling $25 million to the bank group under its prepetition senior secured credit facility. The amendment, the waiver, and the adequate protection payments were subject to approval of the Bankruptcy Court.

             On December 3, 2002, the Bankruptcy Court approved the amendment, the waiver, and the adequate protection payments. The Company has made the required adequate protection payments, and the amendment and waiver are effective.

                                   SIGNATURES

                          ----------------------------

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SPECIAL METALS CORPORATION

                                       By:     /s/ Robert F. Dropkin
                                               ---------------------------------
                                       Name:   Robert F. Dropkin
                                       Title:  Vice President, Secretary and
                                               Chief Legal Counsel

Dated: December 11, 2002


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